Exhibit 10.1

PRESS RELEASE

For information contact:

Jim Storey

Director, Investor Relations

and Corporate Communications

704-973-7107

HORIZON LINES REACHES SETTLEMENT WITH

OPT OUTS IN PUERTO RICO ANTITRUST LITIGATION

Claims Resolved for $13.75 Million

CHARLOTTE, NC (November 29, 2011) – Horizon Lines, Inc. (OTCQB: HRZL) today announced that it has entered into a settlement agreement with all of the remaining significant shippers who opted out of the Puerto Rico direct purchaser antitrust class action settlement.

Horizon Lines agreed to settle with these shippers at a total cost to the company of $13.75 million in exchange for full release of all antitrust claims. Under the terms of the settlement agreement, Horizon Lines will make a payment of $5.75 million within 10 business days of the November 23, 2011, effective date, a payment of $4.0 million by June 30, 2012, and a final payment of $4.0 million by December 24, 2012.

“We are very pleased with this settlement, which brings to closure our last known major financial exposure relating to antitrust claims involving the Puerto Rico tradelane,” said Michael T. Avara, Executive Vice President and Chief Financial Officer. “It also eliminates the potential for protracted and costly litigation.”

The agreement effectively resolves claims related to class action lawsuits that were filed against Horizon Lines in 2008 on behalf of customers who purchased domestic ocean shipping services from the company and other ocean carriers in the Puerto Rico tradelane between May 2002 and April 2008. Horizon Lines entered into a settlement agreement with the class in June 2009, which received final court approval in September 2011. Some shippers opted out of the class settlement, and Horizon has previously announced settlement with a number of them. Today’s announcement resolves claims of all the remaining significant opt outs.

About Horizon Lines

Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii and Puerto Rico. The company also provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the OTCQB Marketplace under symbol HRZL.

Forward Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking

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statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “anticipate,” “will,” “may,” “expect,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include:; failure to comply with the terms of our probation imposed by the court in connection with our plea relating to antitrust matters; any new adverse developments relating to antitrust matters in any of our trades; failure to resolve or successfully defend pending and future antitrust claims; any other government investigations and legal proceedings; suspension or debarment by the federal government; volatility in fuel prices; or decreases in shipping volumes.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. The forward-looking statements included in the press release are made only as of the date they are made and the company undertakes no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-Q filed with the SEC on November 4, 2011, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

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